Exhibit 21
HLI Wheels Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Sedalia, Inc. (Delaware)
Hayes Lemmerz International — Howell, Inc. (Michigan)
Hayes Lemmerz International — Huntington, Inc. (Indiana)
Hayes Lemmerz International — Georgia, Inc. (Delaware)
Hayes Lemmerz International Import, Inc. (Delaware)
Hayes Lemmerz International — California, Inc. (Delaware)
HLI Commercial Highway Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Commercial Highway, Inc. (Delaware)
Hayes Lemmerz International — Texas, Inc. (Texas)
HLI Powertrain Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Wabash, Inc. (Indiana)
Hayes Lemmerz International — Laredo, Inc. (Texas)
Industrias Fronterizas HLI, S.A. de C.V. (Mexico)
HLI Brakes Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Homer, Inc. (Delaware)
Hayes Lemmerz International — Frenos, S.A. de C.V. (Mexico)
HLI Suspension Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Bristol, Inc. (Michigan)
Hayes Lemmerz International — Montague, Inc. (Michigan)
Hayes Lemmerz International — Southfield, Inc. (Michigan)
HLI Services Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Technical Center, Inc. (Michigan)
HLI Realty, Inc. (Michigan)
HLI — Summerfield Realty Corp. (Michigan)
Hayes Lemmerz International — PCA, Inc. (Michigan)
Hayes Lemmerz International — Transportation, Inc. (Michigan)
Motor Wheel Corporation of Canada, Ltd. (Ontario)
EMAC R&D Corporation (Ontario)
HL Funding I, LLC (Delaware)
HL Funding II, Inc. (Delaware)
Hayes Lemmerz International — Bowling Green, Inc. (Delaware)
Hayes Lemmerz International — Kentucky, Inc. (Delaware)
Hayes Lemmerz International — Petersburg, Inc. (Michigan)
HLI Netherlands Holdings, Inc. (Delaware)
HLI (Europe), LLC (Delaware)

HLI Swiss Holdings, LLC (Delaware)
CMI — Europe Netherlands Holdings B.V. (Netherlands)
Hayes Lemmerz Japan, Ltd. (Japan)
HLI Netherlands B.V. (Netherlands)
HLI Luxembourg S.a.r.l. (Luxembourg)
Hayes Lemmerz Hungary Consulting Limited Liability Company (Hungary)
HLI European Holdings ETVE, S.L. (Spain)
Hayes Lemmerz Aluminio S. de R. L. de C.V. (Mexico)
Hayes Lemmerz Manresa, SPRL (Spain)
Hayes Lemmerz Fabricated Holdings B.V. (Netherlands)
HL Holdings B.V. (Netherlands)
Hayes Lemmerz Italy Holdings, S.r.l. (Italy)
Hayes Lemmerz, S.r.l (Italy)
Automotive Overseas Investments (Proprietary) Limited (South Africa)
Hayes Lemmerz South Africa (Proprietary) Limited (South Africa)
Borlem Aluminio S.A. (Brazil)
Hayes Lemmerz Alukola, s.r.o. (Czech Republic)
Hayes Lemmerz Alutechnologie, s.r.o. (Czech Republic)
Hayes Lemmerz Barcelona, S.A. (Spain)
Hayes Lemmerz Belgie, B.V.B.A. (Belgium)
Siam Lemmerz Co., Ltd. (Thailand)
Hayes Lemmerz Holding GmbH (Germany)
European Commercial Wheels, B.V.B.A. (Belgium)
Hayes Lemmerz Werke GmbH (Germany)
Hayes Lemmerz Konigswinter GmbH (Germany)
Kalyani Lemmerz Limited (India)
Hayes Lemmerz Immobilien GmbH & Co. KG Partnership (Germany)
Hayes Lemmerz Autokola, a.s (Czech Republic)
Hayes Lemmerz — Inci Jant Sanayi, A.S (Turkey)
Hayes Lemmerz — Jantas Jant Sanayi ve Ticaret A.S. (Turkey)
Borlem S.A. Empreendimentos Industriais (Brazil)
MGG Group B.V. (Netherlands)
MGG Tegelen B.V. (Netherlands)
MGG Bergen B.V. (Netherlands)
MGG Czech, s.r.o. (Czech Republic)
MGG Belgium N.V. (Belgium)
HLI — Mexicana S.A. de C.V. (Mexico)
Luxury Properties Chihuahua S. de R.L. de C.V. (Mexico)
CMI — Monterrey S.A. de C.V. (Mexico)